The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to change.

FREE WRITING PROSPECTUS
Deutsche Alt-A Securities, Inc.

$[937,182,000] (Approximate)
Mortgage Loan Trust Series 2007-AR2

Deutsche Alt-A Securities, Inc. (Depositor)

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR2 (Issuing Entity)

February 12, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-131600

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website at www.sec.gov. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc. (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuing entity nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED: February 12, 2007

Deutsche Alt-A Securities
Mortgage Loan Trust, Series 2007-AR2
$[937,182,000] (Approximate)

 Subject to an aggregate permitted variance of +/-5%

All Terms and Conditions are subject to change

Class	Approximate Size(1) ($)	Collateral Type	Assumed Legal Final Maturity(2)	WAL (yrs) to Pricing Speed	Pass-Through Rate	Expected Ratings
A-1	[618,570,000]	ARM & Hybrid ARM	March 25, 2037	[2.43]	LIBOR + [ ]%(3)	[Aaa /AAA ]
A-2	[51,509,000]	ARM & Hybrid ARM	March 25, 2037	[2.43]	LIBOR + [ ]%(3)	[Aaa /AAA ]
A-3	[88,498,000]	ARM & Hybrid ARM	March 25, 2037	[2.43]	LIBOR + [ ]%(3)	[Aaa /AAA ]
A-4	[77,004,000]	ARM & Hybrid ARM	March 25, 2037	[1.92]	LIBOR + [ ]%(3)	[Aaa /AAA ]
A-5	[9,781,000]	ARM & Hybrid ARM	March 25, 2037	[6.44]	LIBOR + [ ]%(3)	[Aaa /AAA ]
A-6	[35,157,000]	ARM & Hybrid ARM	March 25, 2037	[1.92]	LIBOR + [ ]%(3)	[Aaa /AAA ]
A-7	[4,466,000]	ARM & Hybrid ARM	March 25, 2037	[6.44]	LIBOR + [ ]%(3)	[Aaa /AAA ]
M-1	[15,988,000]	ARM & Hybrid ARM	March 25, 2037	[4.43]	LIBOR + [ ]%(4)	[Aa1 / AA+]
M-2	[7,524,000]	ARM & Hybrid ARM	March 25, 2037	[4.42]	LIBOR + [ ]%(4)	[Aa2 / AA]
M-3	[4,232,000]	ARM & Hybrid ARM	March 25, 2037	[4.42]	LIBOR + [ ]%(4)	[Aa3 / AA]
M-4	[3,292,000]	ARM & Hybrid ARM	March 25, 2037	[4.40]	LIBOR + [ ]%(4)	[A1 / AA]
M-5	[3,292,000]	ARM & Hybrid ARM	March 25, 2037	[4.40]	LIBOR + [ ]%(4)	[A2 / A+]
M-6	[3,292,000]	ARM & Hybrid ARM	March 25, 2037	[4.40]	LIBOR + [ ]%(4)	[A3 / A+]
M-7	[3,292,000]	ARM & Hybrid ARM	March 25, 2037	[4.37]	LIBOR + [ ]%(4)	[Baa1 / A+]
M-8	[3,292,000]	ARM & Hybrid ARM	March 25, 2037	[4.24]	LIBOR + [ ]%(4)	[Baa2 / A-]
M-9	[3,292,000]	ARM & Hybrid ARM	March 25, 2037	[3.99]	LIBOR + [ ]%(4)	[Baa3 / A-]
M-10	[4,701,000]	ARM & Hybrid ARM	March 25, 2037	[3.35]	LIBOR + [ ]%(4)	[Ba2 / BBB-]
Total Offered	$[937,182,000]
(1) The Structure is preliminary and subject to change. The aggregate variance on the bond sizes is + / - 5%.
(2) The assumed legal final maturity is subject to collateral and rating agency analysis.

(3) The Pass-Through Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates will be variable rates equal to  the least of (i) One-Month LIBOR plus their respective margins, (ii) the Net WAC Pass-Through Rate and (iii) 10.50% per annum.  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates will have the benefit of the Certificate Swap Agreement.  If the Optional Call is not exercised on the first possible date, the margins will increase to two times the original margins.

(4) The Pass-Through Rates for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be variable rates equal to the least of (i) One-Month LIBOR plus the respective margins, (ii) the Net WAC Pass-Through Rate and (iii) 10.50% per annum.  These Certificates will have the benefit of the Certificate Swap Agreement as further described below.  If the Optional Call is not exercised on the first possible date, the margins will increase to 1.5 times the original margins.  In addition, these Certificates will have the benefit of the Subordinate Certificate Cap Agreement to only cover basis risk.

Transaction Overview

Certificates:

•

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates (the “Class A Certificates” and the “Senior Certificates”) and the Class M-1, Class  M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (the “Subordinate Certificates”).  Additionally, the trust will issue the Class CE, the Class P and the Class R Certificates.

Offered Certificates:	• The Senior Certificates and Subordinate Certificates.
Pricing Speed:	• 30% CPR.
Depositor:	• Deutsche Alt-A Securities, Inc.

Master Servicer and Securities Administrator:	• Wells Fargo Bank, N.A.

Servicers:

•

GMAC Mortgage, LLC (“GMACM”) with respect to approximately [90.69]% of the total principal balance of the Mortgage Loans as of the Cut-Off Date and certain other servicers, each of which is servicing less than 10% of the total principal balance of the Mortgage Loans as of the Cut-Off Date.  See Exhibit A to this Free Writing Prospectus for a description of GMACM as a servicer.

Originators:

•

The Originators of the Mortgage Loans are American Home Mortgage Corp. (“AHM”) with respect to approximately [39.27]% of the total principal balance of the Mortgage Loans and MortgageIT with respect to approximately [31.24]% of the total principal balance of the Mortgage Loans, each as of the Cut-Off Date, and certain other Originators, each of which originated less than 10% of the total principal balance of the Mortgage Loans as of the Cut-Off Date.  See Exhibit B to this Free Writing Prospectus for a description of AHM and MortgageIT as originators.

Trustee:	• HSBC Bank USA, National Association
Certificate Swap Provider:	• TBD
Subordinate Certificate Cap Provider:	• TBD
Credit Risk Manager:	• Clayton Fixed Income Services Inc.
Cut-off Date:	• February 1, 2007.

Pricing Date:	• Week of February 5, 2007.

Closing Date:	• February 28, 2007.
Legal Structure:	• REMIC.
Optional Call:	• 10% Cleanup Call, exercisable by the Master Servicer.
Distribution Dates:	• 25th of each month, or next business day, commencing in March 2007.
Interest Accrual Period:

•

The interest accrual period with respect to the Offered Certificates and a given Distribution Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis).

Settlement:	• The price to be paid for the Offered Certificates will not include accrued interest.

Transaction Overview

ERISA:

•

The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans subject to Title I of ERISA or section 4975 of the Code, subject to certain conditions. Prior to the termination of the Certificate Swap Agreement, the offered certificates may not be acquired or held by a person investing assets of any such plan investor, unless such acquisition or holding is eligible for the exemptive relief under an administrative or statutory exemption. Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or other similar laws.

SMMEA:

•

Prior to the date on which the balance of the pre-funding account has been reduced to zero, the offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  On and after the date on which the balance of the pre-funding account has been reduced to zero, the senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as such certificates are rated in one of the two highest rating categories by Moody’s and Standard & Poor’s or another nationally recognized statistical rating organization.  Investors should consult legal counsel in determining the extent to which the Offered Certificates constitute legal investments for them.

Transaction Overview

Credit Enhancement:	• Credit Enhancement for the Offered Certificates will be provided by excess interest, overcollateralization, and, subordination (see Allocation of Losses Section herein).

Prefunding Account:

•

On the Closing Date, it is estimated that up to $[233,310,643.69] will be deposited into a segregated account referred to as the prefunding account (the “Prefunding Account”).  The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to one month following the Closing Date (the “Prefunding Period”).  If any amounts are left in the Prefunding Account following the Prefunding Period, such amounts will be distributed on the following distribution date as a principal payment to the holders of the Senior Certificates as described in the Cashflow Description section.

Capitalized Interest Account:

•

On the Closing Date if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the Capitalized Interest Account.  The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Offered Certificates that may arise during the Prefunding Period as a result of the prefunding feature of the transaction.  Any amounts remaining in the Capitalized Interest Account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders.  Amounts on deposit in the Capitalized Interest Account will be invested in permitted investments.  The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Collateral:

•

All of the Mortgage Loans are secured by first liens.

•

The Mortgage Loans will consist of adjustable rate One-Year LIBOR [20.83]%, Six-Month LIBOR [78.79]% and One-Year CMT [0.38]% indexed mortgage loans (in each case, by aggregate Cut-off Date principal balance of the loans) with an expected aggregate principal balance of approximately $[940,472,411.96] as of the Cut-off Date.  All of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) have initial rate adjustments occurring two, three, five, seven or ten years after the date of origination (“Hybrid ARMs”).  Approximately [89.01]% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a five year or ten year fixed term set forth in the related mortgage note.  After such interest only period, each such Mortgage Loan will fully amortize over its remaining term.  The remaining approximately [10.99]% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date fully amortize over their original terms (generally 30 years).

NOTE:  The information related to the Mortgage Loans described herein reflects preliminary information.  It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of Mortgage Loans and additional mortgage loans may be added to the pool of Mortgage Loans.  The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate principal balance of the Mortgage Loans as of the Closing Date may be greater than or less than the aggregate principal balance of the Mortgage Loans presented herein by up to 5%.  Consequently, the initial principal balance of the Certificates may vary up to 5% from the amounts shown herein.

Advances:

•

Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments.  The Servicers are required to advance delinquent payments of principal and interest on the related Mortgage Loans only to the extent such amounts are deemed recoverable.  If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

•

Each Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Mortgage Loans serviced by such Servicer generally up to the monthly Servicing Fee payable to such Servicer.  If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so for such Distribution Date.

Transaction Overview

Administration Fee Rate:

•

The Administration Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the master servicing fee rate, if any, (iii) the rate at which the fee payable to the Credit Risk Manager is calculated and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Administration Fee:

•

The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period.

Net Mortgage Rate	• The Net Mortgage Rate for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.
Net WAC Pass-Through Rate:

•

The Net WAC Pass-Through Rate for any Distribution Date and the Offered Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Mortgage Loans in the prior calendar month minus (i) the aggregate Administration Fee for each Mortgage Loan and (ii) the sum of any Net Swap Payment and Swap Termination Payment owed to either of the Swap Providers under the Certificate Swap Agreement, in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period, subject to adjustment based on the actual number of days elapsed.

Transaction Overview

Certificate Swap Agreement:

•

On the Closing Date, the Trustee on behalf of a trust (the “Supplemental Interest Trust”) will enter into a Swap Agreement (the “Certificate Swap Agreement”) with the Certificate Swap Provider with an initial notional amount of $[901,199,069.15].  On any Distribution Date, the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap Provider an amount equal to the product of (i) [5.14]% per annum and (ii) the notional amount as set forth in the Certificate Swap Agreement based upon a 30/360 day count convention and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR and (ii) the notional amount as set forth in the Certificate Swap Agreement from the Certificate Swap Provider based on an actual/360 day count, until the Certificate Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”).  See the attached Preliminary Certificate Swap Schedule.

•

Any Net Swap Payments received under the Certificate Swap Agreement will be deposited in an account (the “Certificate Swap Account”) in the Supplemental Interest Trust, and will be paid as follows:

1.

To pay any Net Swap Payment or any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Certificate Swap Agreement)) owed to the Certificate Swap Provider.

2.

To pay any unpaid interest on the Senior Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially.

3.

To pay any principal to the Offered Certificates in accordance with the principal payment provisions described in clause (4) under the heading “Cashflow Description” below in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

4.

To pay the allocated Realized Losses, sequentially, first, to the Class A-3 Certificates until reduced to zero, second, pro rata, to the Class A-2, Class A-6 and Class A-7 Certificates, third, pro rata, to the Class A-1, Class A-4 and Class A-5 Certificates based on the amount of allocated Realized Losses and fourth, to the Subordinate Certificates, on a sequential basis.*

5.

To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid on a pro-rata basis.

6.

To pay any Swap Termination Payment (caused by a Swap Provider Trigger Event under the Certificate Swap Agreement) owed to the Certificate Swap Provider.

7.

To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

•

Upon early termination of either swap agreement for various events of  default and termination events specified in the related swap agreement, the Supplemental Interest Trust or the related swap provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the related swap agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Transaction Overview

Subordinate Certificate Cap Agreement:

•

The Subordinate Certificates will have the benefit of an interest rate cap contract (the “Subordinate Certificate Cap Agreement”). Such interest rate cap contract is intended to partially mitigate the interest rate risk that could result from the difference in (i) the lesser of (a) the Pass-Through Rate for each such Certificate based on One-Month LIBOR plus the related margin (without regard to the Net WAC Pass-Through Rate) and (b) 10.50% per annum over (ii) the Net WAC Pass-Through Rate.  With respect to each applicable Distribution Date the amount payable by the Subordinate Certificate Cap Provider will equal the product of (i) the excess (if any) of (x) the lesser of (a) One-Month LIBOR (as determined pursuant to the Subordinate Certificate Cap Agreement) and (b) the Cap Ceiling over (y) the Cap Strike Rate, (ii) the lesser of (x) the Subordinate Certificate Cap Agreement Notional Balance (described below) for such Distribution Date and (y) the aggregate certificate principal balance of the Subordinate Certificates immediately prior to such Distribution Date, and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.

•

On any Distribution Date, the payment due pursuant to the Subordinate Certificate Cap Agreement  will first be reduced (but not below zero) by any distribution of Net WAC Rate Carryover Amounts to the Subordinate Certificates pursuant to the Certificate Swap Agreement (as described above).

•

Any amounts received from the Subordinate Certificate Cap Provider will be deposited in an account (the “Subordinate Cap Account”) in the trust. The Subordinate Certificate Cap Agreement, the Subordinate Cap Account and any payments made by the Subordinate Certificate Cap Provider thereunder will be assets of the trust but will not be assets of any REMIC.

•

On each Distribution Date, the Trust Administrator will distribute to the Subordinate Certificates and Class CE Certificates all amounts received under the Subordinate Certificate Cap Agreement, sequentially, as follows:

1.

First, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, up to the amount of any Net WAC Rate Carryover Amount for each such class of certificates remaining unpaid on such distribution date; and

2.

Second, to pay any remaining amount to the Class CE Certificates.

Transaction Overview (Cont.)

Principal Distribution Amount:

•

The Principal Distribution Amount for any Distribution Date will generally be equal to the sum of (i) all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the mortgage loan seller, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related prepayment period, (vi) with respect to the Distribution Date immediately following the termination of the Prefunding Period, any remaining Prefunded Amount, and (vii) any subsequent recoveries relating to Mortgage Loans received during the calendar month preceding the month of the Distribution.

Senior Principal Distribution Amount:

•

For any Distribution Date will equal the excess of: (1) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [11.80]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate Stated Principal Balance of the  Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor.

Subordinate Principal Distribution Amount

•

For any class of Subordinate Certificates and any Distribution Date, will equal the excess of: (1) the sum of: (a) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinate Principal Distribution Amount(s) for such more senior class(es) of  Subordinate Certificates for such Distribution Date), and (c) the Certificate Principal Balance of such class of Subordinate Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinate Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor; provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Certificate Principal Balance is reduced to zero.

Required Overcollateralization Amount:

•

Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately [0.35]% of the aggregate stated principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess monthly cashflow, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Transaction Overview (Cont.)

Overcollateralization Increase Amount:

•

Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Stepdown Date:

•

The earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Senior Certificates and Subordinate Certificates) is equal to or greater than [11.80]%.

OC Floor:	• An amount equal to [0.35]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date plus amounts on deposit in the Prefunding Account.
Credit Enhancement Percentage:

•

The Credit Enhancement Percentage for any class of Senior Certificates or Subordinate Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, plus amounts on deposit in the Prefunding Account and unscheduled collections of principal received during the related prepayment period and distribution of the Principal Distribution Amount to the holders of the Senior Certificates and Subordinate Certificates then entitled to distributions of principal on such Distribution Date.

Class	Two of Three Rating Agencies	Initial CE %	CE % On/After Stepdown Date
Senior	[Aaa / AAA ]	5.90	2.00 x Initial CE %
M-1	[Aa1 / AA+]	4.20	2.00 x Initial CE %
M-2	[Aa2 / AA]	3.40	2.00 x Initial CE %
M-3	[Aa3 / AA]	2.95	2.00 x Initial CE %
M-4	[A1 / AA]	2.60	2.00 x Initial CE %
M-5	[A2 / A+]	2.25	2.00 x Initial CE %
M-6	[A3 / A+]	1.90	2.00 x Initial CE %
M-7	[Baa1 / A+]	1.55	2.00 x Initial CE %
M-8	[Baa2 / A-]	1.20	2.00 x Initial CE %
M-9	[Baa3 / A-]	0.85	2.00 x Initial CE %
M-10	[Ba2 / BBB-]	0.35	2.00 x Initial CE %

Trigger Event:	• If either a Delinquency Trigger Event or a Cumulative Loss Trigger Event exists.
Delinquency Trigger Event:

•

With respect to a Distribution Date on or after the Stepdown Date, if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of [40.00]% and the Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger Event:

•

With respect to any Distribution Date on or after the Stepdown Date, if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) divided by the aggregate Scheduled Principal Balance as of the Cut-off Date exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

Distribution Date Occurring in	Percentage
March 2009 to February 2010	[0.20]%, plus 1/12th of [ ]% for each month thereafter
March 2010 to February 2011	[.045]%, plus 1/12th of [ ]% for each month thereafter
March 2011 to February 2012	[.075]%, plus 1/12th of [ ]% for each month thereafter
March 2012 to February 2013	[1.05]%, plus 1/12th of [ ]% for each month thereafter
March 2013 and thereafter	[1.25]%

Transaction Overview (Cont.)

Cashflow Description:

•

The payments to the Certificates to be made on each Distribution Date, to the extent of the available funds from the Mortgage Loans will be made according to the following priority:

Available Funds:

1.

Payments to the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment not caused by a Swap Provider Trigger Event owed to either of the Swap Providers under the Certificate Swap Agreement.

2.

Payments of accrued and unpaid interest concurrently, to the Class A Certificates, pro rata, and any unpaid interest shortfalls from prior Distribution Dates for such classes for such Distribution Date based on their respective entitlements.

3.

Payments of interest sequentially to the Class M-1, Class M-2 Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances.

4.

(A)  For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to Principal Distribution Amount in the following order:

i.

First, concurrently, (pro rata, with respect to clause (x) below based on the Certificate Principal Balance of the Class A-3 Certificates, and with respect to clause (y) below based on the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates), as follows:

(x)   to the Class A-3 Certificates, until its Certificate Principal Balance is reduced to zero, and

(y)  concurrently, (pro rata, with respect to clause (1) below based on the aggregate Certificate Principal Balance of the Class A-1, Class A-4 and Class A-5 Certificates, and with respect to clause (2) below based on the aggregate Certificate Principal Balance of the Class A-2, Class A-6 and Class A-7 Certificates), as follows:

(1)  concurrently (pro rata, with respect to clause (aa) below based on the Certificate Principal Balance of the Class A-1 Certificates, and with respect to clause (bb) below based on the aggregate Certificate Principal Balance of the Class A-4 and Class A-5 Certificates), as follows:

(aa)  to the Class A-1 Certificates until its Certificate Principal Balance is reduced to   zero, and

(bb)  sequentially, to the Class A-4 and Class A-5 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero, and

(2)  concurrently (pro rata, with respect to clause (aa) below based on the Certificate Principal Balance of the Class A-2 Certificates, and with respect to clause (bb) below based on the aggregate Certificate Principal Balance of the Class A-6 and Class A-7 Certificates), as follows:

(aa)  to the Class A-2 Certificates until its Certificate Principal Balance is reduced to   zero, and

(bb)  sequentially, to the Class A-6 and Class A-7 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero, and

ii.

Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

(B)  For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in an amount up to the Senior Principal Distribution Amount in the following order:

i.

First, concurrently, (pro rata, with respect to clause (x) below based on the Certificate Principal Balance of the Class A-3 Certificates, and with respect to clause (y) below based on the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates), as follows:

(x)   to the Class A-3 Certificates, until its Certificate Principal Balance is reduced to zero, and

(y)  concurrently, (pro rata, with respect to clause (1) below based on the aggregate Certificate Principal Balance of the Class A-1, Class A-4 and Class A-5 Certificates, and with respect to clause (2) below based on the aggregate Certificate Principal Balance of the Class A-2, Class A-6 and Class A-7 Certificates), as follows:

(1)  concurrently (pro rata, with respect to clause (aa) below based on the Certificate Principal Balance of the Class A-1 Certificates, and with respect to clause (bb) below based on the aggregate Certificate Principal Balance of the Class A-4 and Class A-5 Certificates), as follows:

(aa)  to the Class A-1 Certificates until its Certificate Principal Balance is reduced to   zero, and

(bb)  sequentially, to the Class A-4 and Class A-5 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero, and

(2)  concurrently (pro rata, with respect to clause (aa) below based on the Certificate Principal Balance of the Class A-2 Certificates, and with respect to clause (bb) below based on the aggregate Certificate Principal Balance of the Class A-6 and Class A-7 Certificates), as follows:

(aa)  to the Class A-2 Certificates until its Certificate Principal Balance is reduced to   zero, and

(bb)  sequentially, to the Class A-6 and Class A-7 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero, and

ii.

Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount up to their respective Subordinate Principal Distribution Amounts, until their respective class Certificate Principal Balances are reduced to zero.

Transaction Overview (Cont.)

Cashflow description (cont):

Any Remaining Available Funds:

1.

To the Certificates then entitled to receive distributions in respect of principal in order to reduce the class Certificate Principal Balance of such Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount, in the order of priority described in clause (4) above.

2.

To pay any unpaid interest shortfalls on the Subordinate Certificates, on a sequential basis.

3.

To pay the allocated Realized Losses sequentially, first, to the Class A-3 Certificates until reduced to zero, second, pro rata, to the Class A-2, Class A-6 and Class A-7 Certificates until reduced to zero, third, pro rata, to the Class A-1, Class A-4 and Class A-5 Certificates until reduced to zero based on the amount of allocated Realized Losses and fourth, to the Subordinate Certificates, on a sequential basis.

4.

To pay the Net WAC Rate Carryover Amount to the Offered Certificates on a pro-rata basis.

5.

To pay any Swap Termination Payment due to either of the Swap Providers under the Certificate Swap Agreement as a result of a Swap Provider Trigger Event.

6.

To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Net WAC Rate Carryover Amount:

•

With respect to any Distribution Date on which the related Pass-Through Rate is limited to the Net WAC Pass-Through Rate, the Net WAC Rate Carryover Amount is an amount equal to the sum of (i) the excess of (x) the lesser of (a) the amount of interest such certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such certificates on such Distribution Date and (b) 10.50% per annum over (y) the amount of interest accrued on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate and subject to a maximum rate equal to 10.50% per annum.

Allocation of Losses:

•

Realized Losses on the Mortgage Loans will be allocated to the most junior class of Subordinate Certificates outstanding beginning with the Class M-10 Certificates, until the Certificate Principal Balance of each class of the Subordinate Certificates has been reduced to zero.

•

Thereafter, Realized Losses on the Mortgage Loans will be allocated first, to the Class A-3 Certificates until its Certificate Principal Balance has been reduced to zero, second, pro rata, to the Class A-2, Class A-6 and Class A-7 Certificates until their respective Certificate Principal Balances have been reduced to zero, and third, pro rata, to the Class A-1, Class A-4 and Class A-5 Certificates until their respective Certificate Principal Balances have been reduced to zero.

Preliminary Certificate Swap Agreement Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
3/25/2007	0.00	10/25/2009	249,034,596.52
4/25/2007	901,199,069.15	11/25/2009	237,897,323.18
5/25/2007	863,565,308.60	12/25/2009	224,875,120.67
6/25/2007	827,502,696.96	1/25/2010	211,555,371.43
7/25/2007	792,945,656.60	2/25/2010	200,325,845.95
8/25/2007	759,831,346.43	3/25/2010	191,916,238.81
9/25/2007	728,099,547.78	4/25/2010	183,899,125.07
10/25/2007	697,692,554.96	5/25/2010	176,216,812.21
11/25/2007	668,555,070.39	6/25/2010	168,855,322.53
12/25/2007	640,634,104.16	7/25/2010	161,801,261.73
1/25/2008	612,931,628.85	8/25/2010	155,041,794.60
2/25/2008	587,332,959.76	9/25/2010	148,564,621.66
3/25/2008	562,803,097.00	10/25/2010	142,357,956.83
4/25/2008	539,297,426.31	11/25/2010	136,410,505.99
5/25/2008	516,666,460.51	12/25/2010	130,711,446.44
6/25/2008	495,087,149.30	1/25/2011	125,250,407.26
7/25/2008	474,056,648.39	2/25/2011	120,017,450.41
8/25/2008	454,256,459.34	3/25/2011	115,003,052.70
9/25/2008	435,283,031.55	4/25/2011	110,198,088.46
10/25/2008	417,101,852.27	5/25/2011	105,593,812.97
11/25/2008	399,679,849.09	6/25/2011	101,134,522.05
12/25/2008	382,522,558.91	7/25/2011	96,908,864.21
1/25/2009	366,544,720.74	8/25/2011	92,839,372.97
2/25/2009	350,400,655.97	9/25/2011	88,926,832.07
3/25/2009	335,722,784.81	10/25/2011	85,211,094.35
4/25/2009	321,699,210.66	11/25/2011	81,586,797.00
5/25/2009	308,261,239.22	12/25/2011	71,697,945.65
6/25/2009	295,384,423.14	1/25/2012	25,217,036.64
7/25/2009	283,045,335.43	2/25/2012	0.00
8/25/2009	271,221,526.91
9/25/2009	259,891,485.37

*Subject to change based on information to be received prior to the Closing Date.

Preliminary Subordinate Certificate Cap Agreement Schedule

Date	Cap Notional ($)	Cap Strike (%)	Cap Ceiling (%)	Date	Cap Notional ($)	Cap Strike (%)	Cap Ceiling (%)
1/25/2009	0.00	-	-	8/25/2010	42,975,607.57	5.9010	9.9600
2/25/2009	52,197,000.00	7.6467	9.9500	9/25/2010	41,998,400.62	5.9020	9.9600
3/25/2009	52,197,000.00	N/A	N/A	10/25/2010	41,041,805.08	6.1178	9.9600
4/25/2009	52,197,000.00	6.9277	9.9500	11/25/2010	40,105,386.53	5.9077	9.9700
5/25/2009	52,197,000.00	7.7866	9.9500	12/25/2010	39,188,732.70	6.1485	9.9700
6/25/2009	52,197,000.00	6.3098	9.9500	1/25/2011	38,291,414.26	5.9613	9.9700
7/25/2009	52,197,000.00	7.1939	9.9500	2/25/2011	37,413,057.68	5.9645	9.9700
8/25/2009	52,197,000.00	5.7543	9.9500	3/25/2011	36,553,229.04	6.6617	9.9700
9/25/2009	52,197,000.00	5.7369	9.9500	4/25/2011	35,711,537.53	5.9669	9.9700
10/25/2009	52,197,000.00	6.1372	9.9500	5/25/2011	34,887,600.90	6.1848	9.9700
11/25/2009	52,197,000.00	5.7445	9.9500	6/25/2011	34,081,045.28	5.9717	9.9700
12/25/2009	52,197,000.00	5.9843	9.9500	7/25/2011	33,291,515.73	6.1898	9.9700
1/25/2010	52,197,000.00	5.8159	9.9500	8/25/2011	32,518,641.67	5.9759	9.9800
2/25/2010	52,197,000.00	5.8568	9.9500	9/25/2011	31,762,075.48	5.9785	9.9800
3/25/2010	52,197,000.00	6.5435	9.9500	10/25/2011	31,021,473.24	6.1965	9.9800
4/25/2010	47,099,596.37	5.8613	9.9600	11/25/2011	30,296,495.23	5.9841	9.9800
5/25/2010	46,035,384.82	6.0798	9.9600	12/25/2011	29,586,820.24	6.4840	9.9800
6/25/2010	44,993,641.09	5.8881	9.9600	1/25/2012	28,891,431.78	8.0668	9.9800
7/25/2010	43,973,870.19	6.1132	9.9600	2/25/2012	0.00	7.9600	10.0005
				3/25/2012	0.00	-	-

* Subject to change based on information to be received prior to the Closing Date.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

MBS Trading
Adam Yarnold	212-250-2669
Kumarjit Bhattacharyya	212-250-2669

MBS Banking
Susan Valenti	212-250-3455
Roxana McKinney	212-250-0869

MBS Analytics
Alex Lee	212-250-7826
Vadim Raskin	212-250-5468